Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090859522-02
Filing Date and Time 12/15/2009 12:30 PM
Entity Number E0640062009

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	HUNT FOR TRAVEL, INC.

2.Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent		CSC Services of Nevada
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value:	100,000,000 shares common 5,000,000 shares preferred	Par value Per share:	$0.001	Number of Shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1.		Carolyn Hunter
Name
	90122 Hoey			Chapel Hill	NC	27517
	Street Address			City	State	Zip Code
2
Name

	Street Address			City	State	Zip Code
5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Corporation Service Company			X By: /s/ Elizabeth R. Konieczny
	Name			Incorporator Signature: Elizabeth R. Konieczny
	502 EAST JOHN STREET			CARSON CITY	NV	89706
	Address			City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity. CSC Services of Nevada, Inc.
	X By: /s/ Elizabeth R. Konieczny				12/15/2009
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity				Date

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that HUNT FOR TRAVEL, INC., did on
December 15, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Nita Hibshman Certificate Number: C20091215-2101 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 16, 2009 /s/ Ross Miller Ross Miller Secretary of State